Exhibit 10.7

AMENDMENT TO POWER SUPPLY CONTR ACT

This Amendment to the Power Supply Contract (“Amendment”) is between the Knoxville Utilities Board (hereinafter called “KUB”) and Union Data LLC (hereinafter called “Customer”).

The Customer has been purchasing power and energy from KUB under a Power Supply Contract (hereinafter called “Contract”), dated January 1, 2020 pursuant to which KUB has supplied power and energy to Customer’s address at [***] Maynardville, TN 37807.

Customer now desires to amend the Contract for the remainder of its term for the purpose of increasing its Power Supply Contract Demand.

KUB agrees to amend the Contract to increase the Customer’s Power Supply Contract Demand pursuant to the terms and conditions of this Amendment.

KUB and Customer therefore covenant and agree as follows:

SECTION 1 – EFFECTIVE DATE

This Amendment takes effect on April 1, 2021.

SECTION 2 – AMENDMENT OF CONTRACT

KUB and the Customer amend the Contract as follows:

The Contract (Power Supply Contract Demand) shall be amended to read:

The on-peak demand of 780 kW and an off-peak demand of 6,800 kW.

Service Agreement ID: 3070831616

SECTION 3 – POWER SUPPLY CONTRACT WILL REMAIN IN FULL FORCE & EFFECT.

Except as expressly herein amended, all other terms, conditions and provisions of the Contract shall remain in full force and effect. The Contract, as amended herein, shall be the continuing obligation of KUB and Customer during the term of the Contract. In the event of any conflict between this Amendment and the Contract, as it relates to Power Supply Contract, this Amendment shall prevail.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

Attest: (Union Data LLC.)		Attest: (KUB)

By:	/s/ Edward L. Medford	By:	/s/ Tiffany Martin
Title:	VP Energy Management	Title:	VP and CCO
Print Name:	Edward L. Medford	Print Name:	Tiffany Martin
Date:	March 8, 2021	Date:	3/9/2021

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